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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-75677

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

              PROSPECTUS SUPPLEMENT NO. 7 DATED SEPTEMBER 27, 2000
                        TO PROSPECTUS DATED APRIL 5, 1999

     The Selling Holders table on pages 31 - 33 of the Prospectus is hereby amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:

                                           Number of Shares     Number of Shares
                                             of Preferred        of Conversion
Selling Holders                                 Stock               Shares
---------------                            ----------------     ----------------

Lehman Brothers Inc.                             400                 860

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